rennova health discusses the intergration of their facilities with the stock day podcast

WEST PALM BEACH, Fla. (September 3, 2019) – Rennova Health, Inc. (OTC: RNVA), (OTC: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired Jellico Community Hospital, its third rural hospital in Tennessee, at the beginning of March 2019, announces that Rennova CEO and President of the Company, Seamus Lagan, joined Stock Day host Everett Jolly for a business update.

Jolly began the interview by asking Lagan about when the Company’s financials will be up-to-date and filed. Lagan explained that the Company’s auditors were currently on site completing the testing for the audit. “If possible, we want to be compliant by the end of September.”, explained Lagan. He added that the Company has made changes to their financial team throughout the year and is finally seeing results. “I think, Everett, that the important thing is that once we get these numbers out, we’ll be presenting Rennova in a very different form.”

Jolly then inquired about the Company’s recent announcement about receiving the change of ownership approvals required to generate their claims to get paid for Jellico. Mr. Lagan shared that this process was lengthy, having taken approximately six months through which the Company had to carry the costs without income. He also noted that the Medicare funds, which account for 60% to 70% of the revenue have not yet come through. This totals millions of dollars that the Company is looking forward to receiving in the next couple of weeks.

Jolly followed by asking Lagan what the fourth quarter of 2020 may look like. Lagan stated that the Company’s focus for the remainder of the year will be on the integration of their current acquisitions, which include numerous hospitals and clinics. Considering the facilities’ close geographic locations, Lagan explained that the Company expects annual revenues of $50 million or more by the end of 2020. “That’s our ambition and that’s what we’re targeting.” stated Lagan.

Lagan then shared news about the Company’s Jamestown facility, which has recently received approval for the reinstatement of its Medicare agreement. He explained that the Company is currently making plans to reopen the facility.

To close the interview, Lagan expressed his excitement for the Company’s opportunity to operate their unique rural business model. He also explained that the period of losses incurred by their transition into this model are coming to an end, adding that the Company will now focus on becoming compliant and fully transparent for its shareholders. “I think that everybody will recognize us as a very different company in the near future.”, Lagan closed.

To hear Seamus Lagan’s entire interview, follow the link to the podcast here:

https://audioboom.com/posts/7357594-rennova-health-inc-discusses-the-integration-of-their-facilities-with-the-stock-day-podcast

About Rennova Health, Inc.

Rennova operates three rural hospitals and a physician’s office in Tennessee and a physician’s office in Kentucky and provides industry-leading diagnostics and supportive software solutions to healthcare providers. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

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